EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF COMMON STOCK

PURSUANT TO THE OFFER TO PURCHASE FOR CASH

DATED MAY 16, 2014

BY

CREDIT ACCEPTANCE CORPORATION

OF

UP TO 915,750 SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE OF $125.58 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, JUNE 16, 2014, UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS LETTER OF TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE THE TENDER OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF SHARES TENDERED (see Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Shares of Common Stock Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered*

Total Shares Tendered:
* Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 15.

1st:	2nd:	3rd:
4th:	5th:	6th:

☐	Lost Certificates. My certificate(s) for shares have been lost, stolen, destroyed or mutilated, and I and require assistance in replacing the shares (See Instruction 12).

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This Letter of Transmittal is to be completed by shareholders either if certificates for shares are to be forwarded herewith or, unless an “agent’s message” (as defined in the Offer to Purchase) is utilized, if delivery of shares is to be made pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase.

Shareholders who desire to tender shares pursuant to the tender offer and whose certificates for shares are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary (as defined in the Offer to Purchase) before the expiration date (as defined in the Offer to Purchase), or whose shares cannot be delivered before the expiration date under the procedure for book-entry transfer, may tender their shares by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, or facsimile of it, and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE OR THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AT THE ADDRESS OR TOLL-FREE NUMBER INDICATED ON THE BACK COVER OF THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name  of  Tendering  Institution:

Account  Number:

Transaction  Code  Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

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Ladies and Gentlemen:

The undersigned hereby tenders to Credit Acceptance Corporation, a Michigan corporation (“CA”), the above-described shares of CA common stock, par value $0.01 per share, at a price of $125.58 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in CA’s Offer to Purchase, dated May 16, 2014, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

Subject to and effective on acceptance for payment of the shares tendered hereby in accordance with the terms of and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, CA all right, title and interest in and to all shares tendered hereby and orders the registration of all such shares if tendered by book-entry transfer that are purchased pursuant to the tender offer to or upon the order of CA and hereby irrevocably constitutes and appoints the Depositary (as defined in the Offer to Purchase) as the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares (with the full knowledge that the Depositary also acts as the agent of CA), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificates representing such shares, or transfer ownership of such shares on the account books maintained by the book-entry transfer facility (as defined in the Offer to Purchase), together, in either such case, with all accompanying evidences of transfer and authenticity, to or upon the order of CA, upon receipt by the Depositary, as the undersigned’s agent, of the purchase price with respect to such shares;

(b) present certificates for such shares for cancellation and transfer on CA’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned hereby covenants, represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered and that, when and to the extent the same are accepted for purchase by CA, CA will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances and other obligations relating to the sale or transfer of the shares, and the same will not be subject to any adverse claim or right; (b) the undersigned will, on request by the Depositary or CA, execute and deliver any additional documents deemed by the Depositary or CA to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered, all in accordance with the terms of the tender offer; and (c) the undersigned understands that tendering shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that: (i) the undersigned has a net long position in shares or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 under the Exchange Act (as defined in the Offer to Purchase) and (ii) such tender of shares complies with Rule 14e-4 promulgated under the Exchange Act.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase and this Letter of Transmittal, this tender is irrevocable.

The valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and CA upon the terms and subject to the conditions of the tender offer.

The undersigned understands that only shares properly tendered and not properly withdrawn will be purchased upon the terms and subject to the conditions of the tender offer, including its “odd lot” priority, proration and conditional tender provisions, and that CA will return all other shares, including shares not purchased because of proration or conditional tenders, promptly following the expiration date.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered

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holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that CA has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if CA does not accept for payment any of the shares so tendered.

Note: In lieu of issuing a certificate for any shares not tendered or accepted for payment (either to the undersigned or, as otherwise specified in “Special Delivery Instructions” or “Special Payment Instructions” in accordance with this Letter of Transmittal), CA may, at its option, cause such shares to be issued under the direct registration system of CA’s transfer agent. In such an event, a statement of holdings or other appropriate statement will be issued with respect to such shares by CA’s transfer agent.

SIGNATURE MUST BE PROVIDED ON PAGE 6 BELOW.

ODD LOTS

(See Instruction 14)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Instruction 13)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased from such shareholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by CA in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the shareholder’s tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is:              shares.

If, because of proration, the minimum number of shares designated will not be purchased, CA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

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SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6, and 7)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned.

Issue:  ☐    Check  ☐    Certificate(s) to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number) (See Form W-9 Included Herewith)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Mail:  ☐    Check   ☐    Certificate(s) to:

Name:
(Please Print)

Address:

(Include Zip Code)

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SIGN HERE

(ALSO COMPLETE ACCOMPANYING FORM W-9 on Page 12)

(Signature(s) of Shareholder(s))

Dated:                              , 2014

(Must be signed by the registered holder(s) exactly as the name(s) of such holder(s) appear(s) on stock certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) thereof by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5).

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

(Complete Accompanying Form W-9)

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

Authorized Signature:

Name(s):

(Please Print)

Name of Firm:

Title:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated: , 2014

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal: (1) if this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the book-entry transfer facility, whose name appears on a security position listing as the owner of the shares) tendered herewith and such registered holder(s) have not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” in this Letter of Transmittal, or (2) if the shares tendered herewith are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing is referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 5.

2.    Requirements of Tender.    This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a shareholder to properly tender shares pursuant to the tender offer, (1) the share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an agent’s message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received prior to the expiration date by the Depositary at one of its addresses set forth on the back cover of this Letter of Transmittal, or (2) the tendering shareholder must comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Shareholders whose certificates for shares are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary before the expiration date, or whose shares cannot be delivered before the expiration date under the procedure for book-entry transfer, may tender their shares by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, or facsimile of it, and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Under such procedure, (a) the tender must be made by or through an Eligible Institution, (b) the Depositary must receive, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form CA has provided, including (where required) a signature guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery and (c) the share certificates, in proper form for transfer, or confirmation of book-entry transfer of the shares into the Depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, and including any required signature guarantees, or an agent’s message, in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that CA may enforce such agreement against such participant.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal, or a facsimile hereof, waive any right to receive any notice of the acceptance for payment of their shares.

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3.    Inadequate Space.    If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule attached hereto.

4.    Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer).    If fewer than all of the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the expiration date. All shares represented by certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If the shares tendered hereby are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificate(s) representing such shares or separate stock powers are required unless payment is to be made to, or the certificates for shares not tendered or not accepted for payment are to be registered in the name of, a person other than the registered holder(s). If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) tendered hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on such certificate(s) or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence to the Depositary that is satisfactory to CA of their authority so to act.

6.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, CA will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s), such person(s)) or otherwise payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7.    Special Payment and Delivery Instructions.    If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and/or certificates for any shares not accepted for payment or not tendered are to be registered in the name of, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 5.

8.    Irregularities.    All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by CA, in its sole discretion, and CA’s determination will be final and binding on all parties, subject to a court of law having jurisdiction regarding such matters. CA reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which CA determines may be unlawful. CA also reserves the absolute right to waive any of the conditions to the tender offer prior to the expiration of the tender offer

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or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, whether or not CA waives similar defects or irregularities in the case of any other shareholder, and CA’s interpretation of the terms of the tender offer will be final and binding on all parties, subject to a court of law having jurisdiction regarding such matters. In the event a condition to the tender offer is waived with respect to any particular shareholder prior to the expiration of the tender offer, the same condition will be waived with respect to all shareholders. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by CA. None of CA, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any tender, nor will any of them incur any liability for failure to give this notice.

9.    Tax Identification Number and Backup Withholding.    Under the U.S. federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 28% of the gross proceeds payable to a shareholder or other payee pursuant to the tender offer must be withheld and remitted to the U.S. Internal Revenue Service (“IRS”) unless the shareholder or other payee provides its taxpayer identification number (“TIN”) (employer identification number or social security number) to the Depositary (as payer) and certifies under penalty of perjury that such number is correct. Therefore, each tendering shareholder should complete and sign the Substitute Form W-9 included as part of this Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding, unless such shareholder otherwise establishes to the satisfaction of the Depositary that it is not subject to backup withholding. If the Depositary is not provided with the correct TIN, the tendering shareholder also may be subject to penalties imposed by the IRS. The box in Part 3 of the form should be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN prior to payment, the Depositary will withhold 28% on all such payments. If withholding results in an overpayment of taxes, a refund may be obtained. Certain “exempt recipients” (including, among others, certain Non-United States Holders (as defined below) and some corporations) are not subject to these backup withholding requirements. In order for a Non-United States Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that shareholder’s exempt status. Such statement can be obtained from the Depositary.

10.    Withholding on Non-United States Holders.    Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-United States Holder or such holder’s agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States. For this purpose, a “Non-United States Holder” is any shareholder that for United States federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any State or division thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons, have the authority to control all of the substantial decisions of the trust, or certain trusts considered U.S. persons for federal income tax purposes. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8ECI. The Depositary will determine a shareholder’s status as a Non-United States Holder and eligibility for a reduced rate of, or an exemption from, withholding by reference to outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-United States Holder meets those tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

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11.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be directed to the Information Agent at the telephone number and address set forth on the back cover of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

12.    Lost, Destroyed or Stolen Certificates.    If any certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact the Depositary at (800) 546-5141 for instructions as to obtaining the necessary documents. This should occur promptly so that you can timely deliver your Letter of Transmittal and the required documents to the Depositary. This Letter of Transmittal and related documents cannot be processed until the procedure for replacing lost, stolen, destroyed or mutilated certificates have been followed.

13.    Conditional Tenders.    As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased.

If you wish to make a conditional tender, you must indicate this in the box entitled “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box entitled “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must also calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether CA accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, CA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares of common stock and checked the box so indicating. Upon selection by lot, if any, CA will limit its purchase in each case to the designated minimum number of shares of common stock.

All tendered shares of common stock will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an odd lot holder and you tender all of your shares of common stock, you cannot conditionally tender, since your shares of common stock will not be subject to proration.

14.    Odd Lots.    As described in Section 1 of the Offer to Purchase, if CA is to purchase fewer than all shares validly tendered before the expiration date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares. This preference will not be available to you unless you complete the section entitled “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

15.    Order of Purchase in Event of Proration.    As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 13 of the Offer to Purchase.

16.    The CA 401(k) Plan and Trust.    Participants in the CA 401(k) Plan and Trust may not use this Letter of Transmittal to direct the tender of shares held in their account under the plan. Participants in the plan are urged to carefully read the “Letter to Participants in the Credit Acceptance 401(k) Plan and Trust” sent to them.

IMPORTANT.    This Letter of Transmittal (or a manually signed facsimile hereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary prior to the expiration date and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedure for book-entry transfer, in each case prior to the expiration date, or the tendering shareholder must comply with the procedure for guaranteed delivery.

This Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each shareholder of CA or such shareholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.

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IMPORTANT TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

If payments are to be made to anyone other than the registered holder, or if the payments are to be paid to anyone other than the person signing this letter or if shares not tendered or not accepted for payment are to be registered in the name of any person other than the registered holder, all transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. Payments may not be paid to such a holder unless the holder has provided satisfactory evidence of the payment of any such transfer taxes or an exemption from such transfer taxes.

To prevent backup withholding, each U.S. Holder (as defined below) should either (x) provide his, her or its correct taxpayer identification number (“TIN”) by completing the copy of the substitute IRS Form W-9 attached to this Letter of Transmittal, certifying that (1) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) that the U.S. Holder is exempt from backup withholding because (i) the holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (y) otherwise establish an exemption. If you do not provide a completed Substitute Form W-9 to the Depositary, backup withholding may begin and continue until you furnish your TIN. If you do not provide the Depositary with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the IRS, and payments may be subject to backup withholding at a rate of 28%. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, a Non-U.S. Holder (as defined below) should (i) submit a properly completed IRS Form W-8 BEN or other Form W-8 to the Depositary, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained from the Depositary or on the IRS website at www.irs.gov.

Certain holders (including, among others, corporations) are exempt recipients generally not subject to these backup withholding requirements. See the enclosed copy of the IRS Substitute Form W-9 and Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9. To avoid possible erroneous backup withholding, exempt U.S. Holders should complete and return the Substitute Form W-9 and check the box marked “Exempt”.

For the purposes of these instructions, a “U.S. Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is any holder (other than a holder that is, or holds its shares through, a partnership or other pass-through entity) that is not a U.S. Holder. The U.S. federal income tax treatment of a partner or other beneficial owner in a partnership or other flow-through entity generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships (including beneficial owners of pass-through entities and such entities themselves) should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

See Part I of enclosed Instructions for completing Form W-9 for additional information and instructions.

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REQUESTER’S NAME: Computershare
SUBSTITUTE	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.
FORM W-9	Social Security Number
OR

Department of the Treasury	Taxpayer Identification Number
Internal Revenue Service (IRS)
☐ Exempt
Payer’s Request for Taxpayer	Check appropriate box: ☐ Individual / Sole Proprietor
Identification Number (TIN)
☐ C Corporation ☐ S Corporation ☐ Partnership

☐ Trust/Estate ☐ Other
Please fill in your name and address below. Name Business Name Address (number and street) City, State and Zip Code	(If you are an LLC, check the box marked “Other”, write “LLC”, and also check one of the other boxes to indicate your tax status (e.g., C Corporation, S corporation, or Partnership).
Part 2 — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (as defined for U.S. federal income tax purposes).

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature: Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE

“APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number, all reportable payments made to me will be subject to backup withholding, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature: Date:

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

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General Instructions.    All section references are to the Internal Revenue Code unless otherwise stated.

U.S. person.    Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and to:

1.    Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.    Certify that you are not subject to backup withholding, or

3.    Claim exemption from backup withholding if you are a U.S. exempt payee.

For federal tax purposes you are considered a U.S. person if you are:

1.    An individual who is a citizen or resident of the United States,

2.    A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

3.    Any estate (other than a foreign estate) or domestic trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Partners and partnerships must consult their own tax advisors regarding the application of these rules to them.

Foreign person.    If you are a foreign person, do not use Substitute Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.    Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Substitute Form W-9 that specifies the following five items:

1.    The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.    The treaty article addressing the income.

3.    The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.    The type and amount of income that qualifies for the exemption from tax.

5.    Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example.    Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Substitute Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding?    Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.    You do not furnish your TIN to the requester, or

2.    You do not certify your TIN when required (see the Part II instructions below for details), or

3.    The IRS tells the requester that you furnished an incorrect TIN, or

4.    The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.    You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

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Penalties

Failure to furnish TIN.    If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information.     Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.    If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor.    Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC).    If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities.    Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name”

line. Note: Check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt” box under the taxpayer identification number and sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note:    If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees.    Backup withholding is not required on any payments made to the following payees:

1.    An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.    The United States or any of its agencies or instrumentalities,

3.    A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.    A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.    An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.    A corporation,

7.    A foreign central bank of issue,

8.    A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.    A futures commission merchant registered with the Commodity Futures Trading Commission,

10.    A real estate investment trust,

11.    An entity registered at all times during the tax year under the Investment Company Act of 1940,

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12.    A common trust fund operated by a bank under section 584(a),

13.    A financial institution,

14.    A middleman known in the investment community as a nominee or custodian, or

15.    A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . ..	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 (1)	Generally, exempt recipients 1 through 7 (2)

(1)	See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2)	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.    If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner, enter your SSN (or EIN, if the owner has one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note.    See the chart below for further clarification of name and TIN combinations.

How to get a TIN.    If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/and clicking on Employer Identification Numbers (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Substitute Form W-9 but do not have a TIN, fill out the box entitled “CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER.”

Caution:    A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Substitute Form W-9. For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding above.

Signature requirements.    Complete the certification as indicated in 1 through 4 below.

1. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983.    You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

2. Real estate transactions.    You must sign the certification. You may cross out item 2 of the certification.

3.    Other payments.    You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

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4.    Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions.    You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)
For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	Legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

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The Depositary for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions or requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and telephone number set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Offer is:

480 Washington Blvd., — 26th Floor

Jersey City, NJ 07310

Banks and Brokers Call: (800) 223-2064

Shareholders Call Toll Free: (866) 729-6818

Email: cacc@georgeson.com

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